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                               CUSTODIAN CONTRACT

                                     Between

                             NASL SERIES FUND, INC.

                                       and

                       STATE STREET BANK AND TRUST COMPANY















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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

1.     Employment of Custodian and Property to be Held By It..................4

2.     Duties of the Custodian with Respect to Property of the Fund

       Held by the Custodian in the United States.............................5

       2.1        Holding Securities..........................................5

       2.2        Delivery of Securities......................................6

       2.3        Registration of Securities.................................10

       2.4        Bank Accounts..............................................11

       2.5        Availability of Federal Funds..............................12

       2.6        Collection of Income.......................................12

       2.7        Payment of Fund Monies.....................................13

       2.8        Liability for Payment in Advance of Receipt of
                  Securities Purchased.......................................15

       2.9        Appointment of Agents......................................15

       2.10       Deposit of Fund Assets in Securities System................16

2.10A  Fund Assets Held in the Custodian's Direct Paper System...............18

       2.11       Segregated Account.........................................20

       2.12       Ownership Certificates for Tax Purposes....................21

       2.13       Proxies....................................................21

       2.14       Communications Relating to Portfolio Securities............21

3.     Duties of the Custodian with Respect to Property of the Fund

       Held Outside of the United States.....................................22

       3.1        Appointment of Foreign Sub-Custodians......................22

       3.2        Assets to be Held..........................................23

       3.3        Foreign Securities Depositories............................23

       3.4        Segregation of Securities..................................23

       3.5        Agreements with Foreign Banking Institutions...............24

       3.6        Access of Independent Accountants of the Fund..............24




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       3.7        Reports by Custodian.......................................25

       3.8        Transactions in Foreign Custody Account....................25

       3.9        Liability of Foreign Sub-Custodians........................26

       3.10       Liability of Custodian.....................................26

       3.11       Reimbursement for Advances.................................27

       3.12       Monitoring Responsibilities................................28

       3.13       Branches of U.S. Banks.....................................28

4.     Payments for Sales or Repurchase or Redemptions of Shares
       of the Fund...........................................................29

5.     Proper Instructions...................................................29

6.     Actions Permitted Without Express Authority...........................30

7.     Evidence of Authority.................................................31

8.     Duties of Custodian With Respect to the Books of Account
       and Calculation of Net Asset Value and Net Income.....................31

       8.1        Employment of Custodian as Bookkeeping Agent,
                  Transfer Agent and Dividend Disbursing Agent...............31

       8.2        Share Accounts.............................................32

       8.3        Confirmation of Share Transactions.........................33

       8.4        Notice of Distribution and Reinvestment....................33

       8.5        Tax Reporting..............................................34

9.     Records ..............................................................34

10.    Opinion of Fund's Independent Public Accountants......................34

11.    Reports to Fund by Independent Public Accountants.....................35

12.    Compensation of Custodian.............................................35

13.    Responsibility of Custodian...........................................35

14.    Effective Period, Termination and Amendment...........................37

15.    Successor Custodian...................................................39

16.    Interpretive and Additional Provisions................................40

17.    Additional Funds......................................................41

18.    Massachusetts Law to Apply............................................41




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                               CUSTODIAN CONTRACT
                               ------------------

       This Contract between NASL Series Fund, Inc., a corporation organized and existing under the laws of Maryland, having its principal place of business at 675 Atlantic Avenue, Boston, Massachusetts 02111 hereinafter called the "Fund", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

                                   WITNESSETH:

       WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

       WHEREAS, the Fund intends to initially offer shares in six series, the Equity, Bond, Money Market, Global Equity, Global Government Guaranteed Bond and Convertible Securities Portfolios (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with paragraph 17, being herein referred to as the "Portfolio(s)");

       NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.     Employment of Custodian and Property to be Held by It
       -----------------------------------------------------

       The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio desires to be held in places within the United States ("domestic securities") and



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securities it desires to be held outside the United States ("foreign securities"). The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolio(s), and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of the Fund representing interests in the Portfolio(s), ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

       Upon receipt of "Proper Instructions" (within the meaning of Article 5), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Directors of the Fund ("Board") on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.

2.     Duties of the Custodian with Respect to Property of the Fund Held by the
       ------------------------------------------------------------------------
Custodian in the United States
------------------------------

2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United




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       States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.10A.

2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

              1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

              2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

              3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 hereof;



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              4)     To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

              5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

              6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article l; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; PROVIDED that, in any such case, the new securities are to be delivered to the Custodian;

              7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;





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              8)     For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

              9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

              10) For delivery in connection with any loans of securities made by the Portfolio, BUT ONLY against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;



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              11)    For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, BUT ONLY against receipt of accounts borrowed;

              12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

              13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;



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              14)    Upon receipt of instructions from the Fund for delivery to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund, related to the Portfolio ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

              15) For any other proper corporate purpose, BUT ONLY upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, UNLESS the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed




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       pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form.

2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; PROVIDED, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.



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2.5    AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Fund on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

2.6 COLLECTION OF INCOME. The Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The risk of collection of income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian wall have no duty or responsibility in connection therewith, other than to arrange for the timely deliver to the Custodian of the income to which the Portfolio is properly entitled.




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2.7    PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

              1) Upon the purchase of domestic or foreign securities, options on securities or securities indices or foreign currencies, futures contracts on financial instruments or securities indices or foreign currencies or options on such futures contracts and forward currency contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options or contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.10A; (d) in the case of repurchase agreements entered into between the Fund on




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                     behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio;

              2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section
                     2.2 hereof;

              3) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Article 4 hereof;

              4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

              5) For the payment of any dividends on Shares of the Portfolio declared pursuant to the governing documents of the Fund;

              6) For payment of the amount of dividends received in respect of securities sold short;




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              7)     For any other proper purpose, BUT ONLY upon receipt of, in addition to Proper Instructions from the Fund on behalf of the Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED. In any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance or unless specifically authorized by this contract to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.9 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; PROVIDED, however, that the appointment



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       of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10 DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities Systems" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

       1) The Custodian may keep securities of the Portfolio in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

       2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a Securities System shall identify by book-entry those securities belonging to the Portfolio;

       3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the Securities Systems that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer



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              for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund. The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Portfolio.

       4) The Custodian shall provide the Fund for the Portfolio with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

       5) The Custodian shall have received from the Fund on behalf of the Portfolio the initial or annual certificate, as the case may be, required by Article 14 hereof;

       6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or




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              damage to the Portfolio resulting from use of the Securities
              Systems by reason of any negligence, malfeasance or misconduct of the Custodian or any of its agents or of any of its or their employee or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities Systems; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

2.10A FUND ASSETS HELD IN THE CUSTODIAN'S DIRECT PAPER SYSTEM. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the procedures outlined in the Securities and Exchange Commission's response dated July 8, 1985 to the Custodian's request for a "no-action" letter and the following provisions:

       1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund on behalf of the Portfolio;

       2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets



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              of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

       3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

       4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

       5) The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Portfolio;

       6) The Custodian shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonable request from time to time.



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2.11   SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper
       Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, BUT ONLY, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a



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       resolution of the Board or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.12 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfer of securities.

2.13 PROXIES. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio or such other persons as may be designated by the Board such proxies, all proxy soliciting materials and all notices relating to such securities.

2.14 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. The Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio or such other persons as may be designated by the Board all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3.     Duties of the Custodian with Respect to Property of the Fund Held Outside
       -------------------------------------------------------------------------
of the United States
--------------------

3.1    Appointment of Foreign Sub-Custodians
       -------------------------------------

       The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Portfolio's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in
       Section 5 of this Contract, together with a certified resolution of the Fund's Board, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as foreign sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such foreign sub-custodians for maintaining custody of the Portfolio's assets.

3.2 ASSETS TO BE HELD. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(l) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalent in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Portfolio's foreign securities transactions.

3.3 FOREIGN SECURITIES DEPOSITORIES. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Portfolios shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

3.4    Segregation of Securities
       -------------------------

       The Custodian shall identify on its books as belonging to each applicable Portfolio of the Fund, the foreign securities of such Portfolios held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the Fund for each applicable Portfolio of the Fund and physically segregate in each account, securities and other assets of that Portfolio, and, in the event that such institution deposits the securities of one or more of the Portfolios in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for each applicable Portfolio, the securities so deposited.

3.5 AGREEMENTS WITH FOREIGN BANKING INSTITUTIONS. Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the assets of each Portfolio will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the assets of each Portfolio will be freely transferable without the payment of money or value other than for customer or administration; (c) adequate records will be maintained identifying the assets as belonging to each applicable Portfolio; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Portfolios held by the foreign sub-custodian will be subject only to the instruction of the Custodian or its agents.

3.6 ACCESS OF INDEPENDENT ACCOUNTANTS OF THE FUND. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian, or if requested by the Fund to be provided with confirmation of the contents of such books and records, insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.7 REPORTS BY CUSTODIAN. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Portfolio(s) held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Portfolio(s) securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of each applicable Portfolio indicating, as to securities acquired for a Portfolio, the identity of the entity having physical possession of such securities.

3.8    Transactions in Foreign Custody Account.
       ---------------------------------------

       (a) Except as otherwise provided in paragraph (b) of this Section 3.8, the provision of Sections 2.2 and 2.7 of this Contract shall apply, MUTATIS MUTANDI to the foreign securities of the Fund held outside the United States by foreign sub-custodians.

       (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of each applicable Portfolio and delivery of securities maintained for the account of each applicable Portfolio may be effected in accordance with the customer established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

       (c) Securities maintained in the customer of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.9 LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and each Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10 LIABILITY OF CUSTODIAN. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians in paragraph 1 of this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any other circumstance where the Custodian and its agent exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other risk of loss (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) for which neither the Custodian nor State Street London Ltd. would be liable (including, but not limited to, losses due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care).

3.11 REIMBURSEMENT FOR ADVANCES. If the Fund requires the Custodian to advance cash or securities for any purpose for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the

       Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolios assets to the extent necessary to obtain reimbursement.

3.12 MONITORING RESPONSIBILITIES. The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund of any material change in circumstances surrounding the foreign custody arrangements or any loss of the assets of the Fund or, in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission, there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles). The Custodian shall supply the Fund on a continuous basis with all information readily available to it which is relevant to the Fund's compliance with Rule 17f-5 under the Investment Company Act of 1940.

3.13   Branches of U.S. Banks.
       ----------------------

       (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Portfolios assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section

       26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.

       (b) Cash held for each Portfolio of the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

4. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES OF THE FUND. The Custodian shall receive from the holders of Shares and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio of any receipt by it of payments for Shares of such Portfolio. From such funds as may be available for the purpose but subject to the limitations of any applicable votes of the Board, of the Fund, the Custodian shall, upon receipt of instructions from the Fund, make funds available for payment to holders of Shares who have delivered to the Fund a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from holders of Shares to wire funds to or through a commercial bank designated by the redeeming shareholders.

5. PROPER INSTRUCTIONS. Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of the Fund accompanied by a detailed description of procedures approved by the Board, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios' assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.

6. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable
Portfolio:

       1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, PROVIDED that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

       2) surrender securities in temporary form for securities in definitive form;

       3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

       4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of the Fund.

7. EVIDENCE OF AUTHORITY. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8.     Duties of Custodian with Respect to the Books of Account and Calculation
       ------------------------------------------------------------------------
of Net Asset Value and Net Income.
---------------------------------

8.1 EMPLOYMENT OF CUSTODIAN AS BOOKKEEPING AGENT, TRANSFER AGENT AND DIVIDEND DISBURSING AGENT. The Fund hereby employs the Custodian as Bookkeeping Agent, Transfer Agent and Dividend Disbursing Agent for each Portfolio. The Custodian shall keep the books of account and records of each Portfolio. The Custodian shall compute the net asset value per share of the outstanding shares of each Portfolio. In computing the value of securities held in a Portfolio the Custodian shall use the State Street Bank automated pricing system. The Custodian shall also calculate daily the net income and realized gains of the Portfolio as described in the Fund's currently effective prospectus related to such

       Portfolio and shall advise the Fund daily of the total amounts of such net income and realized gains and, shall advise the Fund and the holders of Shares periodically of the division of such net income and realized gains among its various components. The calculations of the net asset value per share and the daily net income and realized gains of each Portfolio shall be made at the time or times described from time to time in the Fund's currently effective prospectus related to such Portfolio and the Custodian shall use its best efforts to advise the Fund of such calculations on a daily basis by no later than 5:30 p.m. eastern time on the day for which such calculations are made. The Custodian agrees to provide, from the effective date of this Contract forward, the Fund and the holders of Shares with copies of reports and other information necessary for the preparation of tax returns, audited financial statements, Form N-SAR and any other reports or returns that the Fund or its holders of Shares files with any state or federal authority from time to time.

8.2 SHARE ACCOUNTS. For each holder of Shares of any Portfolio, the Custodian shall maintain one or more Share accounts as requested by such holder of Shares, provided the Fund gives the Custodian the name and address of the holder of Shares, showing the following information for each such account:

              1)     name and address;

              2)     number of Shares held; and

              3) historical information, from the effective date of this Contract forward, including dividends paid and date and price of all Share transactions.

8.3 CONFIRMATION OF SHARE TRANSACTIONS. The Custodian shall provide the Fund written confirmation of all Share transactions affecting a Share account, including payments, redemptions and reinvestments by initialing the Share transaction reports provided by the Fund. The written confirmation for each Share transaction shall include the number of Shares purchased, redeemed or reinvested and, the net asset value per Share at the time of the transaction. The total Shares outstanding in the Share account immediately following the Share transaction will be provided to the Fund on a daily basis. The Custodian shall provide such confirmation.

8.4 NOTICE OF DISTRIBUTION AND REINVESTMENT. The Fund shall promptly notify the Custodian of the declaration of any dividend or distribution (collectively, "distributions") with respect to each Portfolio. The Custodian shall distribute and/or reinvest such distributions in accordance with instructions received from the Fund and the terms of the Fund's most recent prospectus. Upon reinvestment of such distributions, the Bank shall credit the Share accounts of the holders of Shares with the numbers of Shares as a result of such reinvestment and shall promptly provide a confirmation of said reinvestment to the Fund. In no case will the Custodian be liable to the Fund for the failure to perform under paragraph 8.2, 8.3 or 8.4 of this contract.

8.5 TAX REPORTING. The Custodian shall prepare, for the Fund information returns required to be filed by the Fund under Federal income tax laws, rules and regulations for reporting dividends and distributions paid, but responsibility for and liability for filing such returns shall remain with the Fund.

9.     Records
       -------

       The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund, include certificate numbers in such tabulations. The Custodian shall also provide the Fund with access to the Fund's books and records through the "Horizon Plus" system or a similar system.

10.    Opinion of Fund's Independent Public Accountants
       ------------------------------------------------

       The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to it activities hereunder in connection with the preparation of the Fund's Form N-lA, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.    Reports To Fund By Independent Public Accountants
       -------------------------------------------------

       The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, options on securities or securities indices or foreign currencies, futures contracts on financial instruments or securities indices or foreign currencies, options on such futures contracts and forward currency contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

12.    Compensation of Custodian
       -------------------------

       The Custodian shall be entitled to the compensation for its services and expenses as Custodian as set forth in Schedules B and C which are herein incorporated and made apart of the Contract, or as shall be agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.

13. RESPONSIBILITY OF CUSTODIAN. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence except as hereinafter provided with respect to sub-custodian located in the United States or foreign sub-custodian. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

       The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 to the same extent as set forth in Article 1 hereof with respect to sub-custodians located in the United States (except as specifically provided in Article 3.10) and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.11 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody or any securities or cash of the Fund in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

       If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

       If the Fund requires the Custodian to advance cash or securities for any purpose for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

14.    Effective Period, Termination and Amendment
       -------------------------------------------

       This Contract shall become effective on the later of the effective date or post-effective amendment number under the Securities Act of 1933 and amendment number 7 under the Investment Company Act of 1940 of the Fund's registration statement and the date of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; PROVIDED, however that the Custodian shall not with respect to a Portfolio act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of the Fund has approved the initial use of a particular Securities System by such Portfolio and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board has reviewed the use by such Portfolio of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not with respect to a Portfolio act under
Section 2.10A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of the Direct Paper System by such Portfolio and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board has reviewed the use by such Portfolio of the Direct Paper System; PROVIDED FURTHER, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the

Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

       Upon termination of the Contract, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

15.    Successor Custodian
       -------------------

       If a successor custodian for the Fund, of one or more of the Portfolios shall be appointed by the Board of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities and other property of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

       If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

       In the event that no written order designating a successor custodian or certified copy of a vote of the Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

       In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

16.    Interpretive and Additional Provisions
       --------------------------------------

       In connection with the operation of this Contract, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretative or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

17.    Additional Funds
       ----------------

       In the event that the Fund establishes one or more series of Shares in addition to the Equity, Bond, Money Market, Global Equity, Global Government Guaranteed Bond and Convertible Securities Portfolios with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

18.    Massachusetts Law to Apply
       --------------------------

       This Contract shall be construed and the provision thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

       IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 24th day of March, 1988.



ATTEST                                      NASL SERIES FUND, INC.


RUTH ANN FLEMING                            By KENNETH CONRAD
-------------------------                      --------------------------------
  Secretary                                    Vice President & Treasurer



ATTEST                                      STATE STREET BANK AND TRUST COMPANY


BARRY HOFFMAN                               By JOHN O. FLORENCE
-------------------------                      --------------------------------
  Assistant Secretary                          Vice President

                                   Schedule A
                                   ----------

       The following foreign banking institutions and foreign securities depositories have been approved by the Board of NASL Series Fund, Inc. for use as sub-custodians for the Fund's securities and other assets:

                         AMENDMENT TO CUSTODIAN CONTRACT

AMENDMENT made this 31st day of December, 1988, to the Custodian Contract dated March 24, 1988 ("Contract") between NASL Series Fund, Inc., a Maryland corporation (the "Fund"), and State Street Bank and Trust Company ("State Street"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.     CHANGE IN PARTY AND TERMS

       a. On the effective date of this Amendment, NASL Series Trust will succeed the Fund as a party under the Contract and, unless the context otherwise requires, the following terms in the Contract will be changed as follows: (i) "NASL Series Fund, Inc." will be changed to "NASL Series Trust"; (ii) "Maryland corporation," with reference to the Fund, will be changed to "Massachusetts business trust"; (iii) "Board of Directors" and "Directors," when referring to the Fund, will be changed to "Trustees"; (iv) "Articles of Incorporation," with reference to the Fund, will be changed to "Agreement and Declaration of Trust"; and (v) "capital stock" will be changed to "shares."

       b. A paragraph in substantially the following form will be inserted as the last section of the Contract:

       Limitation of Liability
       -----------------------

              The Agreement and Declaration of Trust establishing the Trust, dated September 28, 1988, a copy of which, together with all amendments thereto (the "Declaration of Trust"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name "NASL Series Trust" refers to the Trustees under the Declaration of Trust collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction any obligation or claim, in connection with the affairs of the Trust or any Portfolio thereof, but only the assets belonging to the Trust, or to the particular Series of Shares with respect to which the obligation or claim arose, shall be liable.

2.     CUSTODIAN CONTRACT

       In all other respects the Contract is confirmed and remains in full force and effect.

3.     EFFECTIVE DATE

       This Amendment shall become effective on the later of its execution or the effective date of the post-effective amendment to the registration statement of NASL Series Fund, Inc. under the Securities Act of 1933 and the Investment Company Act whereby NASL Series Trust succeeds the Fund as the registrant.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.


                                          STATE STREET BANK AND TRUST COMPANY


[SEAL]                                    By: THOMAS E. SWEDLUND
                                              ---------------------------------
                                              Title: Vice President




                                          NASL SERIES FUND, INC.


[SEAL]                                    By: KENNETH CONRAD
                                              ---------------------------------
                                              Title: Vice President

                         AMENDMENT TO CUSTODIAN CONTRACT

       Agreement made by and between State Street Bank and Trust Company (the "Custodian") and NASL Series Trust (formerly NASL Series Fund, Inc.) (the "Fund").

       WHEREAS, the Custodian and the Fund are parties to a custodian contract dated March 24, 1988 as amended December 31, 1988 (the "Custodian Contract") governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund; and

       WHEREAS, the Custodian and the Fund desire to amend the terms and conditions under which the Custodian maintains the Fund's securities and other non-cash property in the custody of certain foreign sub-custodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940, as amended;

       NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund hereby amend the Custodian Contract by the addition of the following terms and provisions;

       1. Notwithstanding any provisions to the contrary set forth in the Custodian Contract, the Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, PROVIDED HOWEVER, that (i) the records of the Custodian with respect to securities and other non-cash property of the Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Fund and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of others.

       2. Except as specifically superseded or modified herein, the terms and provisions of the Custodian Contract shall continue to apply with full force and effect.

       IN WITNESS WHEREOF, each of the parties had caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative this 1st day of July, 1996.


                                  NASL SERIES TRUST

                                  By: RICH HIRTLE
                                      ---------------------------------
                                      Title: Vice President & CFO


                                  STATE STREET BANK AND TRUST COMPANY

                                  By: MICHAEL E. HAGERTY
                                      ---------------------------------
                                      Title: Vice President